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                     [LETTERHEAD OF MAYER, BROWN & PLATT]              Exhibit 5

                                                                  MAIN TELEPHONE
                                                                   312 782-0600

                                                                     MAIN FAX
                                                                   312-701-7711

                                 July __, 1997

Security Capital Group Incorporated
125 Lincoln Avenue, Suite 300
Santa Fe, New Mexico 87501

     Re: Class B Common Stock, $0.01 par value per share, and Warrants to acquire Class B Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), in connection with the public distribution of warrants ("Warrants"), each to acquire one share of Security Capital's Class B Common Stock, $0.01 par value per share (the "Class B Shares"), in connection with the transactions described in Security Capital's registration statements on Form S-4 (File Nos. 333-26259, 333-26263 and 333-25267) (the "Registration
Statements"). The Warrants will be issued under a warrant agreement (the "Warrant Agreement") between Security Capital and The First National Bank of Boston, as warrant agent (the "Warrant Agent").

     Based on the assumptions described herein, it is our opinion that (i) the Warrants were duly authorized for issuance and, upon issuance and delivery as described in the Registration Statements, will be fully paid and non-assessable,
(ii) the Class B Shares issuable upon exercise of the Warrants, when issued pursuant to the terms of the Warrant Agreement and the related Warrants, will be fully paid and non-assessable and (iii) the Warrants will be binding obligations of Security Capital enforceable against Security Capital in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally and subject to general principles of equity.

     To the extent that the obligations of Security Capital under the Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant
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Security Capital Group Incorporated
July __, 1997
Page 2


Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews & Ingersoll, a copy of which is attached as Exhibit A.

     We consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to us under each of the captions "Legal Matters."

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois and the federal laws of the United States of America.

                                    Very truly yours,



                                    MAYER, BROWN & PLATT

                                     DRAFT
                               [BSAI LETTERHEAD]


                                                                     FILE NUMBER
                                                                        833460

                                 July __, 1997

Security Capital Group
 Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico  87501

     Re:  Registration Statements on Form S-4
          -----------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Security Capital Group Incorporated, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the public distribution of warrants ("Warrants"), each to acquire one share of the Company's Class B Common Stock, $.01 par value per share (the "Shares"), in connection with the transactions described in the registration statements on Form S-4, File Nos. 333-26259, 333-26263 and 333-25267 (the "Registration Statements"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Warrants will be issued under a warrant agreement (the "Warrant Agreement") between the Company and The First National Bank of Boston, as warrant agent (the "Warrant Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statements.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. Each Registration Statement and related form of prospectus included therein in the form in which they were transmitted to the Commission under the 1933 Act;
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Security Capital Group
 Incorporated
July __, 1997
Page 2


     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") or a duly authorized committee thereof, relating to the sale, issuance and registration of the Warrants and the Shares, certified as of a recent date by the Secretary of the Company (the "Resolutions");

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     6. A certificate executed by the Secretary of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or

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Security Capital Group Incorporated
July   , 1997
Page 3

photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by actions or omission of the parties or otherwise.

     5. The Warrants and the Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Warrants have been duly authorized and, when and if delivered in accordance with the terms of the Warrant Agreement, the Warrants will be duly and validly issued, fully paid and nonassessable.

     3. The Shares have been duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and any other resolutions of the Board of Directors or a duly authorized committee of the Board of Directors authorizing their issuance, the Shares will be (assuming that the sum of (i) all shares of Common Stock issued and outstanding on the date hereof, (ii) all shares of Common Stock issued between the date hereof and the date on which the Shares are issued (not including the Shares) and (iii) the Shares, will not exceed the number of shares of Common Stock that the Company is authorized to issue) duly and validly issued, fully paid and nonassessable.


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Security Capital Group
  Incorporated
July __, 1997
Page 4

     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your use and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                     Very truly yours,